EXHIBIT 4.3

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 2004, by and between Sealy Mattress Company, an Ohio corporation (the “Company”), Sealy Mattress Corporation, a Delaware corporation (“Holding”), the Original Guarantors (as defined below) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) to the Indenture, dated as of April 6, 2004, among the Company, Sealy Corporation, a Delaware corporation (“Parent”), the other Guarantors listed in Schedule I thereto (the “Subsidiary Guarantors”, and collectively with Parent, the “Original Guarantors”) and the Trustee (the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company and the Original Guarantors have heretofore executed and delivered to the Trustee the Indenture providing for the issuance of 8.25% Senior Subordinated Notes due 2014 (the “Notes”) of the Company;

WHEREAS, Parent is currently a Guarantor of the Notes under the Indenture;

WHEREAS, Section 1015(c) of the Indenture provides that notwithstanding any other provisions of the Indenture, Parent may be released from all of its obligations under its Guarantee at any time following the Issue Date and shall cease to be a Guarantor for all purposes of the Indenture;

WHEREAS, Holding is a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to the Contribution Agreement, dated April 6, 2004, between Parent and Holding, Parent contributed substantially all of its assets to Holding, consisting of all of the shares of common stock, par value $0.01 per share, of the Company (the “Transfer”);

WHEREAS, the Transfer was completed with the intention, among others, that Holding succeed and assume certain obligations of Parent under the Indenture, on the terms and conditions as set forth herein, including guaranteeing the Company’s Obligations under the Notes;

WHEREAS, Section 901 of the Indenture provides that the Company, any Guarantor and the Trustee may, without the consent of any Holder, enter into a supplemental indenture for the purpose of amending or supplementing the Indenture for certain purposes, including among others: (1) to cure any ambiguity, omission, defect or inconsistency; (2) to evidence the succession of another Person to any Guarantor and to provide the assumption of such Guarantor’s obligations to Holders; and (3) to add a Guarantor under the Indenture or to release the Parent’s Guarantee;

WHEREAS, each of the Company, Holding and the Original Guarantors has been authorized by a resolution of its respective Board of Directors to enter into this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the benefit of the Holders of the Notes, the Company, Holding, Parent and the Subsidiary Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Definitions

Section 1.01           Definitions.

Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

Release of Parent Guarantee

Section 2.01           Release of Parent Guarantee.

Pursuant to Section 1015(c) of the Indenture, the Company hereby releases Parent from all of its obligations under its Guarantee, and Parent shall hereby cease to be a Guarantor for all purposes under the Indenture, including without limitation Article Twelve and Section 1009 of the Indenture.

ARTICLE THREE

Holding Agreement to Guarantee

Section 3.01           Agreement to Guarantee.

Holding hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in, and to assume certain obligations of Parent under, the Indenture, as amended hereby.

Section 3.02           No Recourse Against Others.

No past, present or future director, officer, employee, incorporator, stockholder or agent of Holding, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

ARTICLE FOUR

Amendments to the Indenture

Section 4.01           Amendments

Effective upon the date hereof, the following provisions of the Indenture shall be amended hereby as follows:

(a)  The definition of “Guarantors” in Section 101 of the Indenture shall be amended by replacing all references therein to “the Parent” with references to “Sealy Mattress Corporation”.

(b)  Section 901 of the Indenture shall be amended by replacing all references to “the Parent” in subsection (10) thereof with references to “Sealy Mattress Corporation”.

(c)  Section 1009 of the Indenture shall be amended by replacing all references to “the Parent” in the last paragraph of subsection (a) thereof with references to “Sealy Mattress Corporation”.

(d)  Section 1015 of the Indenture shall be amended by replacing all references to “the Parent” in subsection (c) thereof with references to “Sealy Mattress Corporation”.

(e)  In order to properly reflect the Guarantors signatory to the Indenture as of the Issue Date, Schedule I to the Indenture shall be amended to delete the reference to “Ohio-Sealy Mattress Manufacturing Co. (Mass.)”.

ARTICLE FIVE

Miscellaneous

Section 5.01           Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

Section 5.02           Construction of First Supplemental Indenture.

This First Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

Section 5.03           Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this First Supplemental Indenture is executed, the provision required by said Act shall control.

Section 5.04           Trustee Disclaimer.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Parent, Holding, the Subsidiary Guarantors and the Company.

Section 5.05           Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.06           Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.07           Counterparts.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be deemed to be an original, but all of them together represent the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SEALY MATTRESS COMPANY

By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Vice President, General Counsel and Secretary

SEALY CORPORATION

By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Senior Vice President, General Counsel and Secretary

SEALY MATTRESS CORPORATION

By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Vice President, General Counsel and Secretary

[Additional signature pages follow]

SEALY MATTRESS COMPANY OF PUERTO RICO
OHIO-SEALY MATTRESS MANUFACTURING CO., INC.
OHIO-SEALY MATTRESS MANUFACTURING CO.
SEALY MATTRESS COMPANY OF MICHIGAN, INC.
SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
SEALY OF MARYLAND AND VIRGINIA, INC.
SEALY MATTRESS COMPANY OF ILLINOIS
A. BRANDWEIN & CO.
SEALY MATTRESS COMPANY OF ALBANY, INC.
SEALY OF MINNESOTA, INC.
SEALY MATTRESS COMPANY OF MEMPHIS
NORTH AMERICAN BEDDING COMPANY
SEALY, INC.
THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
SEALY MATTRESS MANUFACTURING COMPANY, INC.
SEALY-KOREA, INC.
SEALY TECHNOLOGY LLC
SEALY REAL ESTATE, INC.
SEALY TEXAS MANAGEMENT, INC.
SEALY TEXAS HOLDINGS LLC
SEALY TEXAS, L.P.
WESTERN MATTRESS COMPANY
MATTRESS HOLDINGS INTERNATIONAL LLC
ADVANCED SLEEP PRODUCTS
SEALY COMPONENTS-PADS, INC.
SEALY MATTRESS COMPANY OF S.W. VIRGINIA

By:	/s/ Kenneth L. Walker
Name:	Kenneth L. Walker
Title:	Vice President, General Counsel and Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Derek Kettel
Name:
Title: